Exhibit 99
ARTISTDIRECT, INC. ANNOUNCES
EFFECTIVENESS OF SB-2 REGISTRATION STATEMENT
Los Angeles, California, December 12 /PR Newswire — First Call/ – ARTISTdirect, Inc. (“ARTISTdirect” or the “Company”) (OTC BB: ARTD.OB) announced that on December 9, 2005, the Securities and Exchange Commission declared effective the Company’s registration statement on Form SB-2, as amended, relating to the resale of up to 37,547,355 shares of the Company’s common stock, par value $0.01 per share, by certain selling stockholders. The Company was required to register these shares due to commitments it made in connection with the issuance of $15 million of senior secured debt and $30 million of convertible subordinated debt, and warrants to purchase common stock, to several accredited investors, in conjunction with the acquisition of MediaDefender, Inc. in July 2005 for a total cash purchase price of $42.5 million. None of these shares have been issued.
The resale registration statement, while effective, allows selling stockholders to publicly resell their shares of ARTISTdirect common stock, subject to the satisfaction by selling stockholders of the prospectus delivery requirements of the Securities Act of 1933, as amended, in connection with any such resales.
The Company will not receive any proceeds from any sales by selling stockholders, but will receive the proceeds from the exercise of warrants held by selling stockholders, if exercised.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, nor shall there be any sale of these securities in any state in which offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Additional information with regard to this transaction and related transactions can be found in the Company’s Current Reports on Form 8-K and Form 8-K/A, as filed with the Securities and Exchange Commission on August 3, 2005, August 5, 2005 and October 11, 2005, the Quarterly Report on Form 10-QSB/A for the quarter ended September 30, 2005, as filed with the Securities and Exchange Commission on November 23, 2005, and Amendment No. 1 to the Registration Statement on Form SB-2, as filed with the Securities and Exchange Commission on December 6, 2005, which can be viewed without charge on the internet at www.sec.gov.
About ARTISTdirect
ARTISTdirect, Inc. is a digital media entertainment company that is home to an online music network and, through its acquisition of MediaDefender, is a leader in anti-piracy solutions in the Internet piracy protection industry. The ARTISTdirect Network (www.artistdirect.com) is a network of web-sites offering multi-media content, music news and information, communities organized around shared music interests, music-related specialty commerce and digital music services.

Forward-Looking Statements
This news release may contain “forward-looking” statements, which are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, and include words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “may”, “will” or similar expressions that are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Such statements include, but are not limited to, statements concerning the Company’s business model and outlook, competition in its business segments, online product sales, advertising and other revenue streams, the Company’s ability to increase visits to its web-site, the level of acceptance and satisfaction of its products and services by its customers, its ability to adequately fund its operations, its ability to offer compelling content, its ability to fulfill online music and merchandise orders in a timely manner, its ability to build brand recognition, its ability to integrate its acquisition of MediaDefender and the acquisitions of technology and other businesses, its ability to protect, obtain and/or develop intellectual property rights and proprietary technology, its ability to manage changing technologies and markets, its ability to service its debt obligations, and its ability to manage growth. Such statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, the Company’s actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Except as required by applicable law or regulation, the Company undertakes no obligation to revise or update any forward-looking statements contained herein in order to reflect future events or circumstances.
Media Contact:
Michael Gross
Robinson Lerer & Montgomery
646-805-2003
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